MID-AMERICA APARTMENT COMMUNITIES, INC.

A self-managed equity REIT

PRESS RELEASE

FROM:	SIMON R.C. WADSWORTH
SUBJECT:	MID-AMERICA ANNOUNCES SECOND QUARTER RESULTS
DATE:	AUGUST 4, 2005

Mid-America Apartment Communities, Inc. (NYSE: MAA) (the “Company”) reported net income available for common shareholders for the quarter ended June 30, 2005 of $4,558,000 or $0.21 per common share, as compared to $1,286,000 or $0.06 per common share for the same quarter a year ago. Current quarter results include a gain of $3,034,000, or $0.14 per common share, from the sale of two properties, which the Company owned in a joint venture. Funds from operations (“FFO”), the widely accepted measure of performance for real estate investment trusts, was $20,502,000, or $0.85 per share/unit for the second quarter ended June 30, 2005, as compared to $17,275,000, or $0.74 per share/unit for the same quarter a year ago. The second quarter FFO per share/unit results were ahead of First Call’s estimate, and includes $1,723,000, or $0.07 per share/unit in promote fee from the joint venture, and $334,000, or $0.01 per share/unit from the sale of land. A reconciliation of FFO to net income and an expanded discussion of the components of FFO can be found later in this release.

Highlights for the quarter were:

•	FFO for the second quarter of 2005 represents the third consecutive quarter the Company has set a new record high FFO per share/unit result.
•	On a year over year basis, same store revenues grew by 2.4%, before the effect of straight-lining concessions, the highest in four years.
•	Property operating fundamentals show improvement with same store occupancy of 94.2% at quarter end, up from 93.0% at the same point last year.
•	The Company closed its first joint venture with Crow Holdings as a result of selling the two remaining properties; generating a 36% return on equity.
•	In early July, two new upscale properties were acquired in Cary, NC and Dallas, TX further enhancing asset quality of the Company’s portfolio.
•	The Company renewed its major insurance policies effective July 1st, with anticipated annual savings of $1 million to total cost of risk.
•

During the quarter the Company took advantage of the interest rate environment to increase the amount of debt with interest costs fixed, capped, swapped, or forward swapped to 90% of total outstanding debt.

Eric Bolton, Chairman and CEO said, “For the third quarter in a row Mid-America generated a record high level of FFO per share/unit. As market conditions continue to recover, we expect steady improvement in revenue performance from our same store group of properties across all three market tiers of the portfolio. In addition, we look forward to growing revenue performance from the $375 million of properties added over the last two years.

“The successful property sales completed in the second quarter demonstrate the value of the real estate in our portfolio. The 36% return on equity generated for Mid-America on the joint venture investments reflects the results of our disciplined approach to capital deployment and operating capabilities.”

Simon Wadsworth, Executive Vice-President and CFO said, “Second quarter results were in line with guidance provided at the time we completed the sale of our two joint venture properties, and our same store performance is in line with our projections. We continue to enhance our financial strength, taking advantage of the current interest rate environment to lock interest rates on $150 million of debt, removing much of our interest rate risk through next year. We continue to project total FFO per share/unit for the second half of 2005 in the same range as our prior guidance, $0.70 to $0.76 for each of the third and fourth quarters.”

Supplemental data to this release can be found on the investors page of our web site at www.maac.net. The Company will host a conference call to further discuss second quarter results on Friday, August 5, 2005 at 9:15 AM Central Time. The conference call-in number is 866-244-4616 and the moderator’s name is Eric Bolton.

MAA is a self-administered, self-managed apartment-only real estate investment trust, which currently owns or has ownership interest in 38,227 apartment units throughout the southeast and south central U.S. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 248-4105. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated market conditions, anticipated acquisitions and/or dispositions, redevelopment opportunities, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, shortage of acceptable property acquisition candidates, changes in interest rates and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K/A, particularly including the risk factors contained in the latter filing.

CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Property revenues	$ 72,759	$ 65,917	$ 144,082	$ 131,273
Management and fee income, net	103	149	221	294
Property operating expenses	(30,265)	(27,207)	(59,639)	(54,238)
Depreciation	(18,404)	(16,874)	(36,453)	(33,880)
Property management expenses	(2,892)	(3,014)	(5,700)	(5,567)
General and administrative	(2,163)	(2,515)	(4,819)	(4,886)
Income from continuing operations before non-operating items	19,138	16,456	37,692	32,996
Interest and other non-property income	130	136	287	279
Interest expense	(14,473)	(12,030)	(28,205)	(24,371)
Loss on debt extinguishment	(90)	(299)	(94)	(217)
Amortization of deferred financing costs	(489)	(405)	(949)	(865)
Minority interest in operating partnership income	(778)	(534)	(1,038)	(954)
Income (loss) from investments in unconsolidated entities	(193)	(33)	125	(74)
Incentive fee from unconsolidated entity	1,723	-	1,723	-
Net gain (loss) on insurance and other settlement proceeds	(16)	1,228	(9)	2,856
Gain on sale of non-depreciable assets	334	-	334	-
Gain on dispositions within unconsolidated entities	3,034	-	3,034	-
Income from continuing operations	8,320	4,519	12,900	9,650
Discontinued operations:
Gain (loss) from discontinued operations	22	(53)	(113)	(129)
Asset impairment of discontinued operations	(149)	-	(243)	-
Net gain (loss) on insurance and other settlement proceeds of
discontinued operations	-	526	(25)	526
Net income	8,193	4,992	12,519	10,047
Preferred dividend distribution	(3,635)	(3,706)	(7,348)	(7,412)
Net income available for common shareholders	$ 4,558	$ 1,286	$ 5,171	$ 2,635

Weighted average common shares - Diluted	21,625	20,585	21,419	20,475
Net income per share available for common shareholders	$ 0.21	$ 0.06	$ 0.24	$ 0.13

FUNDS FROM OPERATIONS (in thousands except per share data)

Net income	$ 8,193	$ 4,992	$ 12,519	$ 10,047
Addback: Depreciation of real estate assets	18,069	16,538	35,787	33,210
Subtract: Net gain (loss) on insurance and other settlement proceeds	(16)	1,228	(9)	2,856
Subtract: Gain on dispositions within unconsolidated entities	3,034	-	3,034	-
Subtract: Net gain (loss) on insurance and other settlement
proceeds of discontinued operations	-	526	(25)	526
Addback: Depreciation of real estate assets
of discontinued operations (1)	-	224	-	451
Addback: Depreciation of real estate assets
of unconsolidated entities	115	447	247	898
Subtract: Preferred dividend distribution	3,635	3,706	7,348	7,412
Addback: Minority interest in operating partnership income	778	534	1,038	954
Funds from operations	20,502	17,275	39,243	34,766
Recurring capex	(4,404)	(3,954)	(7,209)	(6,542)
Adjusted funds from operations	$ 16,098	$ 13,321	$ 32,034	$ 28,224

Weighted average common shares and units - Diluted	24,258	23,256	24,053	23,150
Funds from operations per share and unit - Diluted	$ 0.85	$ 0.74	$ 1.63	$ 1.50
Adjusted funds from operations per share and unit - Diluted	$ 0.66	$ 0.57	$ 1.33	$ 1.22

(1) Amounts represent depreciation taken before communities classified as discontinued operations.

CONSOLIDATED BALANCE SHEETS (in thousands)

		June 30,	December 31,
		2005	2004
Assets
Real estate assets
Land		$ 170,103	$ 163,381
Buildings and improvements		1,681,448	1,625,194
Furniture, fixtures and equipment		44,021	41,682
Capital improvements in progress		1,861	6,519
Accumulated depreciation		(435,505)	(399,762)
Land held for future development		1,366	1,366
Commercial properties, net		7,137	7,429
Investments in and advances to real estate joint ventures		4,416	14,143
Real estate assets, net		1,474,847	1,459,952
Cash and cash equivalents		6,616	9,133
Restricted cash		7,266	6,041
Deferred financing costs, net		15,837	16,365
Other assets		10,914	16,837
Goodwill		5,051	5,400
Assets held for sale		-	8,579
Total assets		$ 1,520,531	$ 1,522,307
Liabilities and Shareholders' Equity
Liabilities
Notes payable		$ 1,086,647	$ 1,083,473
Accounts payable		2,439	767
Accrued expenses and other liabilities		44,402	43,381
Security deposits		6,274	5,821
Liabilities associated with assets held for sale		-	164
Total liabilities		1,139,762	1,133,606
Minority interest		31,305	31,376
Series G cumulative redeemable preferred stock		-	10,000
Shareholders' equity
Series F cumulative redeemable preferred stock		5	5
Series H cumulative redeemable preferred stock		62	62
Common stock		215	209
Additional paid-in capital		654,320	634,520
Other		(3,673)	(3,252)
Accumulated distributions in excess of net income		(289,036)	(269,482)
Accumulated other comprehensive loss		(12,429)	(14,737)
Total shareholders' equity		349,464	347,325
Total liabilities and shareholders' equity		$ 1,520,531	$ 1,522,307

SHARE AND UNIT DATA (in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Weighted average common shares - Basic	21,351	20,275	21,140	20,157
Weighted average common shares - Diluted	21,625	20,585	21,419	20,475
Weighted average common shares and units - Basic	23,984	22,946	23,774	22,832
Weighted average common shares and units - Diluted	24,258	23,256	24,053	23,150
Common shares at June 30 - Basic	21,518	20,385	21,518	20,385
Common shares at June 30 - Diluted	21,822	20,738	21,822	20,738
Common shares and units at June 30 - Basic	24,151	23,057	24,151	23,057
Common shares and units at June 30 - Diluted	24,455	23,409	24,455	23,409

NON-GAAP FINANCIAL DEFINITIONS

Funds From Operations (FFO)
FFO represents net income (computed in accordance with U.S. generally accepted accounting principles, or GAAP) excluding extraordinary items, minority interest in Operating Partnership income, gain on disposition of real estate assets, plus depreciation of real estate and adjustments for joint ventures to reflect FFO on the same basis. This definition of FFO is in accordance with the National Association of Real Estate Investment Trust's definition.

Disposition of real estate assets includes sales of real estate included in discontinued operations as well as proceeds received from insurance and other settlements from property damage.

Our calculation of FFO may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income.

The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation expense of real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

While the Company has included the amount charged to retire preferred stock in excess of carrying values in its FFO calculation in response to the SEC's Staff Policy Statement relating to EITF Topic D-42 concerning the calculation of earnings per share for the redemption of preferred stock, the Company believes that FFO before amount charged to retire preferred stock in excess of carrying values is also an important measure of operating performance as the amount charged to retire preferred stock in excess of carrying values is a non-cash adjustment representing issuance costs in prior periods for preferred stock.

Adjusted Funds From Operations (AFFO)
For purposes of these computations, AFFO is composed of FFO less recurring capital expenditures.
As an owner and operator of real estate, we consider AFFO to be an important measure of performance from core operations because AFFO measures our ability to control revenues, expenses and recurring capital expenditures.

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)
For purposes of these computations, EBITDA is composed of net income before net gain on asset sales and insurance and other settlement proceeds, and gain or loss on debt extinguishment, plus depreciation, interest expense, and amortization of deferred financing costs. EBITDA is a non-GAAP financial measure we use as a performance measure. As an owner and operator of real estate, we consider EBITDA to be an important measure of performance from core operations because EBITDA does not include various income and expense
Items that are not indicative of our operating performance. EBITDA should not be considered as an alternative to net income as an indicator of financial performance. Our computation of EBITDA may differ from the methodology utilized by other companies to calculate EBITDA.